                                                                Exhibit 10.1

                          PLAN OF RECAPITALIZATION OF

                          AND SALE OF CAPITAL STOCK BY

                      MID-ATLANTIC DENTAL ASSOCIATES, P.A.

I. Present Capitalization.

    The present authorized capitalization of Mid-Atlantic Dental Associates, P.A. (the "Corporation") is One Hundred Thousand (100,000) shares of which all of the shares are common stock, par value $0.05 per share (the "Common Stock"). The aggregate par value of all the shares of all classes of capital stock is Five Thousand Dollars ($5,000).

    The records of the Corporation currently indicate that the record holders of the issued and outstanding shares of capital stock of the Corporation are as follows:

                                             NUMBER OF SHARES
            NAME OF BENEFICIAL OWNER           COMMON STOCK
            ------------------------         ----------------
            Dr. Lawrence F. Halpert.......        25,537
            Dr. Sheldon J. Wollman........        14,986
            Dr. Neil C. Goodrich..........         5,840
            Dr. Herbert L. Livingston.....           637
            Dr. Martin N. Narun...........            68
                TOTAL.....................        47,068

II.  The Plan of Recapitalization.

    Upon acceptance by the State Department of Assessments and Taxation of Maryland of the Articles of Amendment and Restatement of the Articles of Incorporation of the Corporation (the "Restated Articles"), a copy of which is attached hereto as Exhibit A, the Corporation's authorized capitalization shall be One Hundred Sixty-Nine Thousand One Hundred Sixty-Three (169,163) shares of capital stock, of which (1) Forty-Seven Thousand Sixty-Eight (47,068) shares shall be the Series B-1 Preferred Stock, par value $0.0001 per share (the "Series B-1 Preferred Stock"); (2) Three Hundred Eighty-Seven (387) shares shall be the Series B-2 Preferred Stock, par value $0.0001 per share (the "Series B-2 Preferred Stock"); and (3) One Hundred Twenty-One Thousand Seven Hundred Eight (121,708) shares shall be the Common Stock, par value $0.0001 per share (the "Common Stock").

    Upon approval of the plan of recapitalization (the "Plan of Recapitalization") by the unanimous written consent of the Corporation's stockholders (the "Stockholders") and the acceptance by the State Department of Assessments of the Restated Articles, each holder of an existing share of Common Stock will become the holder of a share of Series B-1 Preferred Stock and each stock certificate representing a share of Common Stock currently outstanding will be exchanged for a stock certificate representing a share of the Series B-1 Preferred Stock.

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    The charter of the Corporation, as currently in effect, sets forth specific rights of the holders of each class of capital stock of the Corporation. The Restated Articles amend and restate the specific rights of each class of capital stock of the Corporation.

III.  Plan of Sale of Capital Stock.

    Upon the effectiveness of the Plan of Recapitalization, the Corporation shall sell shares of capital stock of the Corporation to the following shareholders each for a purchase price per share equal to $0.01 (the "Purchase Price"): (i) Dr. Lawrence F. Halpert shall purchase 41,400 shares of the Common Stock; (ii) Dr. Sheldon J. Wollman shall purchase 28,340 shares of the Common Stock; (iii) Dr. Herbert L. Livingston shall purchase 3,552 shares of the Common Stock and 218 shares of the Series B-2 Preferred Stock; and (iv) Dr. Martin N. Narun shall purchase 981 shares of the Common Stock and 169 shares of the Series B-2 Preferred Stock. This sale of the capital stock of the Corporation to the stockholders listed above shall hereinafter be referred to as the Sale of Capital Stock.

    IV.  Capital Structure After Recapitalization and Sale of Capital Stock.

    Upon the effectiveness of the Sale of Capital Stock, the records of the Corporation shall indicate that the record holders of the issued and outstanding shares of capital stock of the Corporation shall be as follows:

                                                                     SERIES B-2 PREFERRED
                                       NUMBER OF SHARES    ----------------------------------------
              NAME OF                     SERIES B-1                              NUMBER OF SHARES         TOTAL
          BENEFICIAL OWNER                 PREFERRED         NUMBER OF SHARES       COMMON STOCK     NUMBER OF SHARES
- ------------------------------------  -------------------  ---------------------  -----------------  -----------------
Dr. Lawrence F. Halpert.............          25,537                                     41,400              66,937
Dr. Sheldon J. Wollman..............          14,986                                     28,340              43,326
Dr. Neil C. Goodrich................           5,840                                                          5,840
Dr. Herbert L. Livingston...........             637                   218                3,552               4,387
Dr. Martin N. Narun.................              68                   169                  981               1,218
TOTAL...............................          47,068                   387               74,253             121,708

IV.  Method of Carrying Out the Plan.

    The Board of Directors of the Corporation (the "Board"), as of October 1, 1994, unanimously approved and adopted the Plan of Recapitalization, the Restated Articles and the Sale of the Capital Stock, declared such actions advisable and in the best interests of the Corporation, and directed that they be submitted to the Stockholders for their adoption and their approval by unanimous written consent.

    The Plan of Recapitalization, the Sale of Capital Stock and the Restated Articles shall be approved by the Stockholders by unanimous written consent dated as of October 1, 1994.

    After the Plan of Recapitalization, the Restated Articles and the Sale of Capital Stock are approved by the Stockholders, the Board shall cause the appropriate officers of the Corporation to file the Restated Articles with the State Department of Assessments and Taxation of

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Maryland, and to effect the Plan of Recapitalization and Sale of Capital
Stock as outlined herein. The Recapitalization and Sale of Capital Stock shall become effective when the Restated Articles are filed with and accepted for record by the State Department of Assessments and Taxation of Maryland and each purchaser of the shares of Capital Stock have delivered to the Corporation an amount equal to (i) the number of shares of capital stock purchased thereby multiplied by (ii) the Purchase Price.

    IN WITNESS WHEREOF, Mid-Atlantic Dental Associates, Inc., pursuant to authority duly given by its Board of Directors, has caused this Plan to be duly executed by its President and its corporate seal to be affixed hereto and attested to by its Secretary, as of this 1st day of October, 1994.



ATTEST:                           MID-ATLANTIC DENTAL ASSOCIATES, INC.


/s/ Anita A. Logue                By: /s/ Dr. Lawrence F. Halpert       (SEAL)
_____________________________         __________________________________
Anita A. Logue, Secretary             Dr. Lawrence F. Halpert. President


                                      -3-